As filed with the Securities and Exchange Commission on December 29, 2000

                                                Registration No. 333-52448
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                                ONVIA.COM, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                               ---------------

            Delaware                              7375                          91-1859172
 (State or Other Jurisdiction of      (Primary Standard Industrial           (I.R.S. Employer
 Incorporation or Organization)        Classification Code Number)          Identification No.)

                     1260 Mercer Street, Seattle, WA 98109
                                (206) 282-5170
  (Address, Including Zip Code and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                               ---------------

                               Glenn S. Ballman
                            Chief Executive Officer
                     1260 Mercer Street, Seattle, WA 98109
                                (206) 282-5170
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                  Copies to:

                Mark J. Handfelt                     Randolph H. Fields
                 John C. Morrow                          Kevin Ross
               Charles P. Carter                  Greenberg Traurig, P.A.
                Sofia Michelakis                  111 North Orange Avenue
               Venture Law Group                   Orlando, Florida 32801
           A Professional Corporation
              4750 Carillon Point
           Kirkland, Washington 98033

                               ---------------
   Approximate date of commencement of proposed sale to the public:

   As promptly as practicable after this Registration Statement becomes effective and the effective time of the proposed merger of a subsidiary of the Registrant with and into DemandStar.com, Inc. as described in the Agreement and Plan of Merger dated as of November 20, 2000, attached as Appendix A to the Proxy Statement/Prospectus forming a part of this Registration Statement.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

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                                                                    Proposed
                                                       Proposed     maximum
                                                       maximum     aggregate   Amount of
        Title of each class of         Amount to be offering price  offering  registration
     securities to be registered        registered     per unit     price(1)      fee
------------------------------------------------------------------------------------------
Common stock, $.0001 par value per
 share...............................   6,000,000        (1)       $7,273,125   $1,921*
------------------------------------------------------------------------------------------
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

 *   Previously filed.
(1) Pursuant to Rule 457(c) and (f) under the Securities Act of 1933, as amended, the registration fee has been calculated based upon (a) $0.71875, which is the average of the bid and ask prices per share of DemandStar.com, Inc. on December 21, 2000 as reported on the OTC Bulletin Board multiplied by (b) 10,119,130 which is the aggregate number of DemandStar's shares of common stock (i) outstanding on the date hereof,
     (ii) issuable upon conversion of shares of preferred stock outstanding on the date hereof, and (iii) issuable upon exercise of outstanding options to purchase DemandStar's common stock vested at the time of the merger.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

   Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification under specific circumstances for liabilities including reimbursement for expenses incurred arising under the Securities Act. Onvia's certificate of incorporation and bylaws provide for indemnification of Onvia directors, officers, employees and other agents to the maximum extent permitted by Delaware law. In addition, Onvia has entered into indemnification agreements with some of its officers and directors. Currently, there is no pending litigation or proceeding involving a director for which indemnification is sought, nor is Onvia aware of any threatened litigation that may result in claims for indemnification.

Item 21. Exhibits and Financial Statement Schedules

   (a) Exhibits

   The following exhibits are filed herewith or incorporated herein by reference.

 Exhibit
 Number                                Description
 -------                               -----------
  2.1(1) Agreement and Plan of Merger dated June 9, 2000 among Onvia, Zanova,
          Inc. and Zanova Acquisition Corp.

  2.2(2) Agreement and Plan of Merger dated July 25, 2000 among Onvia, Griffin
          Acquisition Corporation and Globe-1, Incorporated.

  2.3**  Agreement and Plan of Merger dated November 20, 2000 among Onvia,
          DemandStar.com, Inc. and Dragon Acquisition Corporation (incorporated by reference to Appendix A of the proxy statement/prospectus filed as part of this Registration Statement).

  3.1(3) Certificate of Incorporation of Onvia.

  3.2(3) Bylaws of Onvia.

  4.1(3) Form of Onvia's common stock certificate.

  4.2(3) Amended and Restated Investors' Rights Agreement dated December 20,
          1999, as amended.

  4.3(3) Warrant to Purchase Shares of Series A Preferred Stock issued by Onvia to Meier Mitchell & Company as of August 5, 1999.

  4.4** Form of Warrant to Purchase Common Stock of Zanova, Inc. (formerly iTool.com, Inc.) (assumed by Onvia).

  4.5**  Form of Common Stock Purchase Warrant of Globe-1, Incorporated
          (assumed by Onvia).

  4.6**  Form of Warrant Agreement dated December 21, 1999 issued by
          DemandStar.com, Inc. (to be assumed by Onvia upon completion of the merger).

  5.1*   Opinion of Venture Law Group, A Professional Corporation.

  8.1*   Tax Opinion of Venture Law Group, A Professional Corporation.

  8.2*   Tax Opinion of Greenberg Traurig, P.A.

  9.1** Form of Voting Agreement dated November 20, 2000 by and between Onvia and certain holders of DemandStar capital stock (incorporated by reference to Appendix B of this proxy statement/prospectus filed as part of this Registration Statement).

 10.1(3) Form of Indemnification Agreement between Onvia and each of its officers and directors.

  Exhibit
  Number                                Description
  -------                               -----------
 10.2(3)   Loan and Security Agreement between Onvia and Dominion Venture
            Finance L.L.C. dated as of June 15, 1999.

 10.3(3)   Loan and Security Agreement among MMC/GATX Partnership No. 1,
            Comdisco, Inc. and Onvia dated as of August 5, 1999.

 10.4(3)   Office Lease between Firdex Associates and MegaDepot.com, Inc. dated as of April 1999.

 10.5(3)   Office Lease among Stratton Properties, Inc., Glenn S. Ballman and
            MegaDepot.com, Inc. dated as of May 9, 1998.

 10.6(3)   Lease between Onvia and No. 150 Cathedral Ventures Ltd. dated as of
            June 1, 1999.

 10.7(3)   Amended and Restated 1999 Stock Option Plan.

 10.8(3)   Secured Promissory Note issued by Glenn S. Ballman to Onvia dated as of October 14, 1999.

 10.9(3)   Offer Letter dated March 25, 1999 with Mark T. Calvert.

 10.10(3)  Offer Letter dated August 25, 1999 with Douglas H. Kellam.

 10.11(3)  Offer Letter dated July 23, 1999 with Mark A. Pawlosky.

 10.12(3)  Common Stock Purchase Agreement with Glenn S. Ballman dated as of
            January 9, 1999.

 10.13(3)  Common Stock Purchase Agreement with Glenn S. Ballman dated as of
            January 18, 1999.

 10.14(3)  Common Stock Purchase Agreement with Robert D. Ayer dated as of
            January 18, 1999.

 10.15(3)  Common Stock Purchase Agreement with Kristen M. McLaughlin (formerly
            Kristen M. Hamilton) dated as of January 18, 1999.

 10.16(3)  Common Stock Purchase Agreement with William W. Ericson dated as of
            January 18, 1999.

 10.17(3)  Common Stock Purchase Agreement with Michael D. Pickett dated as of
            April 9, 1999.

 10.18(3)  Common Stock Purchase Agreement with Jeffrey C. Ballowe dated as of
            December 8, 1999.

 10.19(3)  Mercer Yale Building Amended and Restated Office Lease Agreement
            between Onvia and Blume Yale Limited Partnership dated as of February 8, 2000.

 10.20(3)  2000 Employee Stock Purchase Plan.

 10.21(3)  2000 Directors' Stock Option Plan.

 10.22(3)  Offer Letter dated October 14, 1999 with James R. Bridges.

 10.23(3)+ Interactive Marketing Agreement between America Online, Inc. and
            Onvia dated as of February 4, 2000.

 10.24(3)  Common Stock Purchase Agreement between Internet Capital Group, Inc.
            and Onvia dated as of February 4, 2000.

 10.25(3)  Form of Indemnification Agreement (Delaware).

 10.26(3)  General Security Agreement between Onvia and Imperial Bank dated May
            7, 1999.

 10.27(3)  Form of Secured Promissory Note (Officers).

 10.28(4)  Form of Convertible Promissory Note to be issued by DemandStar to
            Onvia.

 10.29++   Community E-Commerce Agreement dated as of December 18, 2000 by and between Onvia and firstsource corp.

 10.30**   Separation Agreement dated as of December 4, 2000 between Onvia and
            Mark Calvert.

 21.1**    List of Subsidiaries.

 23.1**    Consent of Deloitte & Touche LLP.

 23.2**    Consent of Ernst & Young LLP.

 Exhibit
 Number                                Description
 -------                               -----------
 23.3**  Consent of Arthur Andersen LLP.

 23.4*   Consent of Venture Law Group, A Professional Corporation.

 23.5**  Consent of Janney Montgomery Scott, LLC.

 24.1** Power of Attorney (see page II-5 of this proxy statement/prospectus as filed on December 21, 2000).

--------
(1) Incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed on July 26, 2000.

(2) Incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed on August 18, 2000.

(3) Incorporated by reference to the Registrant's Registration Statement on Form S-1 dated December 21, 1999, as amended (File No. 333-93273).

(4) Incorporated by reference to Exhibit 3 to Registrant's Schedule 13D filed with respect to DemandStar.com, Inc. on November 29, 2000 (File No. 0-28703).

 + Confidential treatment has been granted as to certain portions of this Exhibit.

 *   To be filed by amendment.

 ++  Confidential treatment is being sought for portions of this Exhibit.

**   Previously filed.

   (b) Financial Statement Schedules

   All financial statement schedules are omitted because they are inapplicable or the requested information is shown in the financial statements of the registrant or the related notes to the financial statements.

Item 22. Undertakings

   The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   The Registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a) (3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions contained in the Restated Certificate of Incorporation of the Registrant and the laws of the State of Delaware, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on December 29, 2000.

                                          ONVIA, INC.

                                                           *
                                          By: _________________________________
                                                      Glenn S. Ballman
                                                Chief Executive Officer and
                                                   Chairman of the Board

   Pursuant to the requirements of the Securities Act of 1933, this amendment to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chief Executive Officer     December 29, 2000
______________________________________  and Chairman of the Board
           Glenn S. Ballman             of Directors (Principal
                                        Executive Officer)

                  *                    President, Chief Operating  December 29, 2000
______________________________________  Officer, Director
          Michael D. Pickett

                  *                    Vice President of Finance   December 29, 2000
______________________________________  (Principal Financial and
         Michael A. Jacobsen            Accounting Officer)

                  *                    Director                    December 29, 2000
______________________________________
          Jeffrey C. Ballowe

                  *                    Director                    December 29, 2000
______________________________________
          William W. Ericson

                  *                    Director                    December 29, 2000
______________________________________
            Kenneth A. Fox

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Director                    December 29, 2000
______________________________________
         Nancy J. Schoendorf

                  *                    Director                    December 29, 2000
______________________________________
           Steven D. Smith

       /s/ Andrew Mun

*By: _______________________

         Andrew Mun

      Attorney-in-Fact

                                 EXHIBIT INDEX

 Exhibit
 Number                              Description
 -------                             -----------
 10.29++  Community E-Commerce Agreement dated as of December 18, 2000 by and between Onvia and firstsource corp.

--------

 ++  Confidential treatment is being sought for portions of this Exhibit.